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                                                                     EXHIBIT 8.1
                                                  Subsidiaries of the Registrant


                                      STATE OR OTHER
                                      JURISDICTION OF        NAMES UNDER WHICH
                                       INCORPORATION          SUCH SUBSIDIARY
            SUBSIDIARY                OR ORGANIZATION          DOES BUSINESS
----------------------------------    ---------------       ------------------

Luscar Ltd........................        Alberta                  n/a

3718492 Canada Inc................        Canada                   n/a